Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-35024

PROSPECTUS SUPPLEMENT DATED NOVEMBER 20, 2001

(To Prospectus filed on May 8, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        4,794,065 Shares of Common Stock
                              ____________________


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                 Shares to be
                                                               Offered for the
               Selling Stockholders                          Selling Stockholder
--------------------------------------------------------    --------------------

Bruce S. Buckley, Custodian for Matthew E. Buckley UTMA             100

Scott E. Pennington and Amanda E. Pennington JTWROS                 100

Rachael C. Buckley                                                  100